                                                                   Exhibit 10.48

                                 FIFTH AMENDMENT
                                       TO
                      LEASE AGREEMENT FOR OFFICE FACILITIES

     This Fifth Amendment to Lease Agreement for Office Facilities ("Fifth Amendment") is made this 29TH day of OCT, 2001 by WRC PROPERTIES, INC., a Delaware corporation ("Landlord"), and AMERICAN PREPAID PROFESSIONAL SERVICES, INC., a Florida corporation and COMPBENEFITS CORPORATION, a Delaware corporation (jointly and severally "Tenant").

     A. Landlord and ORAL HEALTH SERVICES, INC., formerly known as Oral Health Services of Florida, Inc. ("Original Tenant"), entered into that certain Lease Agreement for Office Facilities dated April 6, 1995 (the "Original Lease"), pursuant to which Original Tenant leased the Premises known as Suites 400 and 325, containing approximately 15,969 square feet of Net Rentable Area (the "Original Premises"), in the building known as 5775 Waterford, located at 5775 Blue Lagoon Drive, Miami, Florida (the "Building").

     B. Landlord and Original Tenant entered into that certain First Amendment to Office Lease Agreement dated as of September 6, 1995 (the "First Amendment") for the purpose of expanding the Original Premises to include Suite 320 containing approximately 2,079 square feet of Net Rentable Area, Suite 330 containing approximately 1,970 square feet of Net Rentable Area, and Suite 137, containing approximately 292 square feet of Net Rentable Area (together the "First Amendment Expansion Space"), located in the Building, and for the other purposes stated therein.

     C. Landlord and Original Tenant entered into that certain Second Amendment to Lease Agreement for Office Facilities dated February 11, 1997 (the "Second Amendment") for the purpose of further expanding the Premises demised under the Original Lease and the First Amendment to include an additional 1,056 square feet of Net Rentable Area located on the third floor of the Building (the "Second Amendment Expansion Space"), and for the other purposes stated therein.

     D. Landlord and Original Tenant entered into that certain Third Amendment to Lease Agreement for Office Facilities dated June 11, 1997 (the "Third Amendment") for the purpose of further expanding the Premises demised under the Original Lease, the First Amendment and the Second Amendment to include an additional 1,155 square feet of Net Rentable Area located on the third floor of the Building (the "Third Amendment Expansion Space"), and for the other purposes stated therein.

     E. Landlord and Original Tenant entered into that certain Fourth Amendment to Lease Agreement for Office Facilities dated November 5, 1997 (the "Fourth Amendment") for the purpose of further expanding the size of the Premises demised under the Original Lease, the First Amendment, the Second Amendment and the Third Amendment to include Suite 200 in the Building, containing approximately 7,394 square feet of Net Rentable Area (the "Fourth Amendment Expansion Space").

     F. Landlord, Original Tenant and CompDent Corporation entered into that certain Consent to Assignment dated July 11, 2000 ("Consent") for the purpose of evidencing

Landlord's consent to the assignment of the Original Lease, the First Amendment, the Second Amendment and the Third Amendment from Original Tenant to CompDent Corporation, and for the other purposes set forth therein.

     G. CompDent Corporation changed its name to CompBenefits Corporation my amendment to its Certificate of Incorporation dated July 12, 2000 filed with the Secretary of State of the State of Delaware on July 12, 2000.

     H. The Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Consent are referred to herein as the "Lease". The Original Premises, the First Amendment Expansion Space, the Second Amendment Expansion Space, the Third Amendment Expansion Space and the Fourth Amendment Expansion Space are referred to herein as the "Existing Premises".

     I. Tenant wishes to extend the Term of the Lease, and the reduce the size of the Existing Premises. Accordingly, Landlord and Tenant are entering into this Fifth Amendment.

                                      TERMS

     NOW, THEREFORE, for Ten Dollars ($10.00) and the covenants and conditions of this Amendment, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:

     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

     2. Terms. All undefined capitalized terms herein shall have the same meanings as defined in the Lease.

     3. Lease Term. The Term of the Lease is hereby extended for a period of five (5) years from the "Redefined Premises Commencement Date" as defined in Exhibit "D" hereto.

     4. Tenant to Temporarily Vacate Suite 400. Tenant shall, on or before September 7, 2001, vacate Suite 400 and remove all of its personal property and trade fixtures therefrom. Notwithstanding the foregoing, Tenant may leave the systems installed in the "Existing Telephone and Security Equipment Room" designated in Exhibit "A" hereto until it causes the relocation of such equipment to the "New Telephone and Security Equipment Room", also designated on Exhibit "A" hereto, in accordance with the procedures set forth in Exhibit "D" hereto.

     5. Interim Base Rental. For the period between May 16, 2001 and the date that Tenant vacates Suite 400 in the condition required under Paragraph 4 above, Tenant shall continue to pay Base Rent for the Premises as set forth in the Lease, which is, as of March 1, 2001, the amount of $20.74 per square foot of Net Rentable Area, as subsequently adjusted pursuant to Exhibit "C" to the Original Lease. From and after the date that Tenant vacates Suite 400 in the foregoing required condition until the "Redefined Premises Commencement Date" as hereinafter defined, Tenant shall pay Base Rent for the Premises (but excluding Suite 400) as set forth in the Lease and in accordance with the amount per square foot set forth in this Paragraph 5, as adjusted from time to time.

     6. Interim Proportionate Share. For the period between May 16, 2001 and the date that Tenant vacates Suite 400 in the condition required under the Paragraph 4 hereof, Tenant shall continue to pay its Proportionate Share of Operating Expenses for the Premises as set forth in the Lease. From and after the date that Tenant vacates Suite 400 in the condition required under Paragraph 4 hereof until the Redefined Premises Commencement Date, Tenant's Proportionate Share of Operating Expenses shall be 25.02264%. As set forth in the Lease, Tenant shall pay its Proportionate Share of Operating Expenses for such period under this Fifth Amendment to the extent Operating Expenses exceed the amount of $7.50 per square foot per year.

     7. Interim Premises. From the date that Tenant vacates Suite 400 in the condition required under Paragraph 4 above until the Redefined Premises Commencement Date, the Premises demised under the Lease shall consist of 14,647 square feet of Net Rentable Area, and shall include each portion of the Premises except for Suite 400 (the "Interim Premises") Tenant shall vacate the Interim Premises in the condition required under the Lease on or before five (5) business days following the Redefined Premises Commencement Date, and Tenant shall pay all sums due under the Lease for the Interim Premises until it so timely vacates the Interim Premises.

     8. Redefined Premises Commencement Date. The Redefined Premises Commencement Date shall occur on the date that Landlord has substantially completed the improvements to Suite 400 to be accomplished under the scope of Exhibit "D" hereto. Notwithstanding the foregoing, in the event that Tenant causes any delays as enumerated in Exhibit "D" hereto in the Redefined Premises Commencement Date, it shall pay Base Rent and its Proportionate Share of Operating Expenses for Suite 400 for each such day of Tenant delay.

     9. Redefined Premises. From and after the Redefined Premises Commencement Date, Tenant's Premises under the Lease shall consist of Suite 400 and Suite 325 consisting of 15,969 square feet of Net Rentable Area, (the "Redefined Premises"). Tenant's Proportionate Share of Operating Expenses shall be 27.2811%. From and after the Redefined Premises Commencement Date, Tenant shall pay its Proportionate Share of Operating Expenses to the extent Operating Expenses exceed $8.62 per square foot of Net Rentable Area. Tenant has been in occupancy of the Redefined Premises, and accepts it in AS-IS condition subject to the work to be performed by Landlord under Exhibit "D" hereto.

     10. Redefined Premises Base Rent. Tenant shall pay Base Rent for the Redefined Premises in accordance with the following schedule, plus sales tax thereon. Exhibit "C" to the Lease shall be deleted from and after the Redefined Premises Commencement Date. "Year 1" in the following schedule shall commence on the Redefined Premises Commencement Date.

PERIOD    ANNUAL BASE RENT/SQ.FT.   ANNUAL BASE RENT   MONTHLY BASE RENT
------   ------------------------   ----------------   -----------------
1        $21.00 1/16/02 - 1/17/03      $335,349.00         $27,945.75
2        $21.50 1/16/03 - 1/17/04      $343,333.50         $28,611.12
3        $22.00 1/16/04 - 1/17/05      $351,318.00         $29,276.50

4        $22.50 1/16/05 - 1/17/06      $359,302.50         $29,941.88
5        $23.00 1/16/06 - 1/17/07      $367,287.00         $30,607.25

     11. Payment of Rent. Paragraphs 5.2 and 23.1(a) of the Original Lease are hereby modified to provide that Tenant shall, with respect to its payments of rent or additional rent under the Lease, receive notice and a ten (10) day period to cure following such notice two (2) times in each calendar year before such payment shall be considered late and before late charges shall apply. Furthermore, late fees shall not commence to accrue unless Tenant's payment is not received by the fifth day of the month in which it is due.

     12. Parking.

          a. Other than the unreserved, allocated parking spaces under the Lease, Tenant has no further parking rights under the Lease or under any other agreements with Landlord and any other such agreements, whether express or implied, are hereby revoked. Without limitation of the foregoing, Tenant shall not be permitted to park or use for parking the undeveloped land parcel adjacent to and west of the building known as 5757 Waterford.

          b. From and after the Redefined Premises Commencement Date, the second sentence of Paragraph 12.1 of the Original Lease shall provide that Tenant's allocated share of parking shall be 70 spaces.

     13. Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment other than The Hogan Group, which has represented Landlord, and CB Richard Ellis, Inc., which has represented Tenant. Tenant agrees to and hereby indemnifies Landlord from any claims for commission or expenses relating to any claim by any other real estate broker or agent in connection with this Fifth Amendment or otherwise relating to the Lease.

     14. Lease in Full Force and Effect. Tenant represents, warrants and acknowledges that the Lease is unmodified, other than pursuant to the terms of this Fifth Amendment, and is in full force and effect as modified herein, that rent has been paid through the date hereof and that Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, as modified, and that Tenant has no defense to the payment of any amounts due under the Lease, as modified.

     15. Effect of Delivery. This Fifth Amendment shall not be effective, and shall not be relied upon by either party, until such time as it has been executed by a duly authorized officer of Landlord and a copy of this Fifth Amendment, which has been fully executed by both Landlord and Tenant, is delivered to Tenant.

                            (execution page follows)

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment on this _____ day of __________________, 2001.

                                        TENANT:

Witness as to AMERICAN PREPAID          AMERICAN PREPAID PROFESSIONAL SERVICES,
PROFESSIONAL SERVICES, INC.:            INC.


/s/ Rosa M. Vichcales                   By: /s/ Phyllis Klock
-------------------------------------       ------------------------------------
Signature                               Name: Phyllis Klock
                                        Title: President & COO
Rosa M Vichcales
Print Name


/s/ Kimela S. Comstock
-------------------------------------
Signature

Kimela S. Comstock
Print Name


Witness as to COMPBENEFITS
CORPORATION:                            COMPBENEFITS CORPORATION


/s/ Rosa M Vichcales                    By: /s/ Phyllis Klock
-------------------------------------       ------------------------------------
Signature                               Name: Phyllis Klock
                                        Title: President & COO
Rosa M Vichcales
Print Name


/s/ Kimela S. Comstock
-------------------------------------
Signature

Kimela S. Comstock
Print Name


Witness as to LANDLORD:                 LANDLORD:

                                        WRC PROPERTIES, INC.


/s/ Frances L. Cairo                    By: /s/ HARRY ST. CLAIR
-------------------------------------       ------------------------------------
Signature                               Name: HARRY ST. CLAIR
                                        Title: ASSISTANT SECRETARY
Frances L. Cairo
Print Name


/s/ Pauline Osborne-Ellis
-------------------------------------
Signature

Pauline Osborne-Ellis
Print Name

                                   EXHIBIT "A"

  FLOOR PLAN OF THE REDEFINED PREMISES, SPECIFICALLY INDICATING THE LOCATION OF THE "EXISTING TELEPHONE AND SECURITY EQUIPMENT ROOM" AND THE "NEW TELEPHONE AND
                            SECURITY EQUIPMENT ROOM"

                                   EXHIBIT "D"

                              WORK LETTER AGREEMENT

     This Work Letter agreement (this "Work Letter") is attached to and made part of that certain FIFTH AMENDMENT TO LEASE AGREEMENT FOR OFFICE FACILITIES (the "Fifth Amendment") dated the ____________ day of ____________, 2001 by and between WRC PROPERTIES, INC. ("Landlord") and AMERICAN PREPAID PROFESSIONAL SERVICES, INC., a Florida corporation and COMPBENEFITS CORPORATION, a Delaware corporation (jointly and severally "Tenant"). The terms, definitions and other provisions of the Lease as modified by the Fifth Amendment are hereby incorporated into this Work Letter by reference. This Work Letter addresses work to be performed by Landlord in the Redefined Premises as defined in the Fifth Amendment in the period between the date that Tenant vacates Suite 400 and Suite 325 in the condition required under the Fifth Amendment. All references herein to the "Premises" are references to the Redefined Premises only.

     In consideration of the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1.   IMPROVEMENTS:

     (a) Tenant has previously been in occupancy of the Redefined Premises under the Lease. This Work Letter sets forth the agreement with respect to the construction of improvements to the Redefined Premises as defined in the Fifth Amendment. All improvements to the Redefined Premises, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the "Tenant Improvements", which shall be comprised of materials at least equal to the Building Grade as hereinafter defined.

     (b) In accordance with and subject to the provisions of this Work Letter, Landlord shall, at Tenant's expense (subject to offset by the Tenant Improvement Allowance as hereinafter defined), construct and install the Tenant Improvements. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to the Building Grade:

          (1) Interior Partitions: Taped, finished and painted (two coats of flat latex, partitioning to be constructed with one layer of 1/2" drywall mounted on each side of 3 5/8" metal studs, extending to the finished ceiling height and having 2 1/2" vinyl base throughout.

          (2) Interior Demising Walls: Separation between Tenants consisting of one layer of 5/8" of fire-rated drywall mounted on each side of 3 5/8" metal studs, running from floor slab to ceiling slab, with 3 5/8" layer of insulation in the wall cavity; Tenant to be responsible only for one-half of the cost of such tenant separation and corridor walls. Any other unfinished concrete surfaces (walls to columns) to be wrapped with drywall; Tenant to bear full cost of such wrapped concrete walls. All demising walls to be taped, finished and painted (two coats) and vinyl base installed in the same manner prescribed for the interior partitions.

          (3) Building Exterior Wall: All window openings will have Landlord specified horizontal mini-blinds.

          (4) Entry Doors: Solid core wood veneer (8'6" height, 3' width) set in metal frames. Maximum of two (2) entry doors per Tenant. Hardware to be lever handle U.S. 32 polished stainless, hinges U.S. 26 polished chrome, closer and U.S. 32 polished stainless floor stops.

          (5) Interior Doors: Solid core wood veneer (8'6" height, 3' width) set in metal frames. Hardware to match Entry Doors, with closers only as required by building code.

          (6) Carpeting: Minimum 32 ounce face weight, commercial grade, glue down, throughout Premises.

          (7) Heating, ventilation and air conditioning: Low pressure ductwork and flex duct air distribution system throughout the Premises with air diffusers, as required.

          (8) Electrical: Wiring and conduit per code, as required for standard wall-mounted duplex power outlets, switches and 2' x 4' parabolic lighting fixtures with complete circuitry to electrical panels.

          (9) Lighting: 2' x 4' parabolic lay-in fixtures with three fluorescent tubes each, with wiring, conduit and circuitry.

          (10) Telephone Outlets: Wall-mounted box with pull string or conduit to top of partition for tenant telephone system.

          (11) Ceiling: 2' x 2' reveal edge lay-in acoustical ceiling tile and 1" wide metal grid.

          (12) Fire Protection and Security Equipment: Fully-recessed sprinkler heads, centered in tile, exit lights, fire extinguishers and fire dampers as required per code.

               (a) Landlord's obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to (i) Landlord's review of the "Plans and Specifications" (as hereinafter defined) and (ii) any delay in "Substantial Completion" (as hereinafter defined) due to Tenant's specification of construction or materials other than Building Grade.

2.   TENANT IMPROVEMENT ALLOWANCE; TENANT'S COSTS:

     (a) Landlord shall provide Tenant with an allowance (the "Tenant Improvement Allowance") as a credit against the cost of the Tenant Improvements, including the Non-Standard Improvements. The Tenant Improvement Allowance shall be equal to Twenty Three and 00/100 Dollars ($23.00) per square foot of Rentable Area of the Premises, which equates to the total amount of Three Hundred Sixty Seventy Thousand Two Hundred Eighty Seven and 00/100 ($367,287.00). To the extent that the total cost of the Tenant Improvements (including the cost of the Non-Standard Improvements) exceeds the Tenant Improvement Allowance, Tenant shall pay the full amount of such excess ("Tenant Costs") as follows:

          (1) Prior to commencement of construction of the Tenant Improvements, Tenant shall pay Landlord an amount equal to fifty percent (50%) of the Tenant's Costs, as such amount is then determined by reference to the "Construction Budget" (as hereinafter defined).

          (2) Prior to taking occupancy of the Premises, Tenant shall pay Landlord an amount equal to the remaining unpaid balance of Tenant's Costs, and such amount can then be reasonably determined by Landlord based on available information.

          (3) Within ten (10) days following Landlord's submittal to Tenant of a final accounting of Tenant's Costs, Tenant shall pay Landlord the then remaining balance of Tenant's Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

          (4) Tenant's right to any undisbursed portion of the Tenant Improvement Allowance shall expire one year following the Redefined Premises Commencement Date.

     (b) Tenant's Costs represent a reimbursement of monies expended by Landlord on Tenant's behalf. Payment when due shall be a condition to Landlord's continued performance under this Work Letter. Any delay in construction of the Tenant's Improvements or in Tenant taking occupancy of this Premises, resulting from Tenant's failure to make any Tenant's Costs payment when due shall be Tenant's responsibility. Tenant's failure to pay any portion of Tenant's Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

     (c) Tenant shall not receive any credit or payment for any unused portion of the Tenant Improvement Allowance, and Tenant's right to any unused portion shall expire one (1) year following the Redefined Premises Commencement Date as defined in the Fifth Amendment.

3.   PLANS AND SPECIFICATIONS; CONSTRUCTION BUDGET:

     (a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings and material specifications (the "Plans and Specifications") which shall be prepared at Tenant's expense (subject to offset by the Tenant Improvement Allowance) and shall be in a form and content as necessary to allow Landlord's contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

          (1)  fully dimensioned architectural plan;

          (2)  electric/telephone outlet diagram;

          (3)  reflective ceiling plan with light switches;

          (4)  mechanical plan;

          (5)  electric power circuitry diagram;

          (6)  schematic plumbing riser diagram (if any);

          (7)  all color and finish selections; and

          (8)  all special equipment and fixture specifications.

     (b) Tenant may utilize either the space planner architect designated by Landlord ("Landlord's architect"), or some other licensed architect or space planner in preparation of items (1) through (3), (7) and (8) as provided in subparagraph (a) of this Section; provided that if Tenant elects to use some other licensed architect or space planner, that portion of the Plans and Specifications must be sealed as may be required for issuance of a building permit by an architect duly licensed in the State of Florida. In any event, items (4), (5) and, if necessary, item (6) must be prepared by the engineer(s) designated by Landlord ("Landlord's engineers"). Any charges to be paid to Landlord's architect and engineers by Tenant in connection with the preparation of the Plans and Specifications shall be deemed to be part of Tenant's costs.

     (c) Tenant shall pay the full cost (subject to offset by the Tenant Improvement Allowance), as reasonably determined by Landlord, of the Plans and Specifications prepared in connection with any Non-Standard Improvements.

     (d) Landlord shall cause the Plans and Specifications to be prepared and submitted to the Tenant no later than September 12, 2001. Tenant shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Tenant's approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Landlord. Landlord shall have a period of not more than ten (10) days following receipt of Tenant's objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Tenant in final form. Once accepted by Tenant in final form, the Plans and Specifications may be modified only with Landlord's and Tenant's written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change. Tenant's written approval can only be granted in writing signed either by the President or Facilities Manager of CompBenefits Corporation or by a representative of GS Consulting, Inc., Tenant's project consultant, which approval shall include the cost of and delay associated with the subject change.

     (e) Any delay by Tenant in approving the Plans and Specifications (or granting detailed comments with respect to items which require modification) or in responding to other Landlord submittals with the time periods set forth in this Work Letter, in delaying Tenant payments as required herein, or in relocating the contents of the Existing Telephone and Security Equipment Room (as defined in the Fifth Amendment) to the New Telephone and Security Equipment Room (as defined in the Fifth Amendment) shall be Tenant delay under this Work Letter.

     (f) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord shall have its contractor(s) prepare an estimated budget of the cost of the Non-Standard Improvements, and shall submit same to Tenant. The budget shall be in reasonable detail and shall reflect a unit cost for all Non-Standard Improvements which is reasonable in amount, given the then current market conditions pertinent to labor and material costs for such construction. The cost of the Non-Standard Improvements, as set forth in the budget shall also include the cost of all utilities, air-conditioning, elevator, and security services provided during after hours construction. The budget shall be used as a basis for calculating Tenant's Costs, if any. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs of the Non-Standard Improvements including the cost of any approved change orders.

4.   CONTRACTOR(S); PERMITS; PERFORMANCE BOND:

     (a) Landlord shall use its own contractor(s) and shall obtain all building permits necessary to complete all Building Standard Improvements and any Non-Standard Improvements, with the exception of any item(s), (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant's contractor(s).

     (b) In the event that the parties hereto have agreed that Tenant will undertake to provide some portion of the Tenant Improvements, Tenant shall use licensed contractors, approved by Landlord, and shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense. Tenant shall advise its contractor(s), subcontractor(s) and material supplier(s) that no interest of Landlord in the Premises, the Building or the Property shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Miami-Dade County, Florida. Landlord shall permit Tenant and Tenant's contractor(s) to enter the Premises prior to the Commencement Date to accomplish any work as agreed, however Tenant agrees to make diligent and commercially reasonable efforts to insure that its contractor(s) does (do) not impede Landlord's contractor(s) in performance of their respective tasks, and any interference by such contractors that results in delay shall be Tenant delay hereunder. Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractor(s).

          (1) Landlord shall instruct its contractor not to commence any work in the Existing Telephone and Security Equipment Room until Tenant's contractors shall have first caused the relocation of the equipment located therein to the New Telephone and Security Equipment Room or, in the alternative, to propose safeguards to Tenant so that such contractor may protect such equipment in the course of its installation of a new ceiling in the Existing Telephone and Security Equipment Room in the event that such contractor finds such safeguards to be practicable. Tenant shall be responsible, as an offset against the Tenant Improvement Allowance, for the costs of any such safeguards. Tenant agrees that Landlord shall not be required to complete the work to the Existing Telephone and Equipment Room specified in the Plans and Specifications to be completed as a condition of the Redefined Premises Commencement Date, and Landlord shall, if such Room has not been completed before the Redefined Premises Commencement Date, require its contractor to promptly complete such work following the Redefined Premises Date and Tenant's written notice to Landlord that it has removed the telephone and security equipment previously located therein. Landlord shall instruct its contractor not to enter the Existing Telephone and Security Equipment Room until Tenant has given notice to Landlord and its contractor that it has completed the relocation referred to herein, or, in the alternative, until Tenant has approved the safeguards to be proposed under this subparagraph. Any additional costs associated with the phased completion of the Existing Telephone and Security Equipment Room shall be Tenant's costs as offset against the Tenant Improvement Allowance.

     (c) Landlord shall have the right to disapprove any of Tenant's contractors or subcontractors if Landlord has reason to believe that such contractors or subcontractors are: (i) not licensed as required by any governmental agency;
(ii) not technically qualified or sufficiently staffed to do the work; (iii) not financially capable of undertaking the work; and/or (iv) incompatible with any of Landlord's contractors or subcontractors working on the Building (such incompatibility to include possible conflicts with any union contractors employed by Landlord).

     (d) If the Non-Standard Improvements to be constructed and installed by Landlord exceeds $100,000.00, Landlord, at its option, may require its contractor(s) to provide a performance and payment bond(s) covering such construction, the cost of which may be offset against the Tenant Improvement Allowance. Should Tenant undertake construction of a portion of the Tenant Improvements costing in excess of $100,000.00, then Tenant shall require its contractor(s) to provide performance and payment bond(s) covering the total value of such work. In any case, the cost of the performance and payment bond premiums shall be borne by Tenant, the cost of which may be offset against the Tenant Improvement Allowance.

     (e) In the event that the total cost of the Tenant Improvements (including the Non-Standard Improvements) to be constructed and installed by Landlord exceeds $100,000.00, Landlord, at its option, may require its contractor(s) to provide a performance and payment bond(s) covering such construction. Should Tenant undertake construction of a portion of the Tenant Improvements costing in excess of $100,000.00, then Tenant shall require its contractor(s) to provide performance and payment bond(s) covering the total value of such work. In any case, the cost of the performance and payment bond premiums shall be borne by Tenant subject to Offset by the Tenant Improvement Allowance.

5.   CONSTRUCTION OF THE IMPROVEMENTS:

     (a) Landlord shall substantially complete the Building Standard Improvements, and the Non-Standard Improvements, if any, in accordance with the Plans and Specifications not later than one hundred twenty (120) days following Tenant's approval of the Plans and Specifications, subject to delay for Tenant Delay, force majeure, and other delays not subject to Landlord's reasonable control. "Substantial Completion" shall mean that the Building Standard Improvements and the, Non-Standard Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following the Commencement Date as necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

     (b) Tenant shall be responsible for any delay in Substantial Completion past the scheduled date of substantial completion resulting from any of the following causes:

          (1) Tenant's failure to submit and/or approve the Plans and Specifications (or any necessary modifications or additions thereto) within the time periods specified in this Work Letter; or

          (2)  Tenant's failure to pay any portion of Tenant's Costs when due;
               or

          (3) Tenant's specification of special materials or finishes, or special installations other than as may be specified by Landlord as Building Grade, which special items cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant notice of same as hereinafter provided); or

          (4) any change in the Plans and Specifications caused and approved by Tenant, once finally approved and accepted by Landlord, even though Landlord may approve such change; as set forth in Subparagraph 3(d) above, such changes can be approved by Tenant only in writing signed either by the President or Facilities Manager of CompBenefits Corporation or by a representative of GS

               Consulting, Inc., Tenant's project consultant, which approval shall include the cost of and delay associated with the subject change.

          (5) the performance of or failure to perform any special work or installation by any person or firm employed by Tenant to do any work on the Premises; or

          (6) any work stoppage or delay due to Tenant's failure to use union contractors or labor as required by Landlord; or

          (7) any other delay in Substantial Completion directly attributable to the negligent or willful acts or omissions of Tenant, its employees, agents or contractor(s).

     (c) In the event that any delay caused by Tenant results in a delay in Substantial Completion past the scheduled Redefined Premises Commencement Date as provided in the Fifth Amendment, then the Redefined Premises Commencement Date shall be adjusted on a day for day basis to correspond the number of delay days caused by Tenant, and the Redefined Premises Commencement Date will be deemed to have occurred and Tenant's rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for such Tenant's delay.

     (d) All electrical permits and installations required as part of the systems furniture final installation are the responsibility of the Tenant and/or the system furniture installer.

     (e) In conjunction with Landlord's review of the Plans and Specifications and preparation of the Construction Budget, Landlord shall advise Tenant of any special material, finish or fixture (other than Building Grade) requested by Tenant that will result in a delay in Landlord's construction schedule beyond the scheduled Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

6.   LOW VOLTAGE; PERMITS:

     The Tenant shall be responsible for providing their own telephone, computer, and security cable and/or wiring for the Premises. This work as it relates to low voltage wiring, requires permitting and inspections by Miami-Dade County. Failure of Tenant's vendors or contractors to obtain required permits and associated inspections will result in a Tenant-caused delay in occupying the space. Landlord shall provide such assistance as Tenant may reasonably request in association with permits, and Tenant shall reimburse Landlord for any out-of-pocket expenses in connection with such assistance, the cost thereof being a permissible offset against the Tenant Improvement Allowance.

7.   TENANT'S AS-BUILT VERIFICATION.

     In no event shall Tenant or any contractor, subcontractor, supplier or any party acting by, through or under Tenant rely on the Plans and Specifications or any Building plans submitted by Landlord for the purpose of determining final measurements for any systems, furnishings, cabinets, electrical, mechanical or plumbing installations or any other type of installation by Tenant whatsoever, it being clearly understood that Tenant shall obtain field as-built measurements and as-built plans for such purposes.

                            (signature page follows)

     EXECUTED BY the parties hereto simultaneously with the Fifth Amendment to Lease and attached thereto as Exhibit "D".

Executed in the Presence of:            AMERICAN PREPAID PROFESSIONAL SERVICES,
                                        INC.


/s/ Rosa Vichcales                      By: /s/ Phyllis Klock
-------------------------------------       ------------------------------------
Signature                               Name: Phyllis Klock
                                        Title: President & COO
Rosa Vichcales
Print Name


/s/ Kimela S. Comstock
-------------------------------------
Signature

Kimela S. Comstock
Print Name


Witness as to COMPBENEFITS
CORPORATION:                            COMPBENEFITS CORPORATION


/s/ Rosa Vichcales                      By: /s/ Phyllis Klock
-------------------------------------       ------------------------------------
Signature                               Name: Phyllis Klock
                                        Title: President & COO
Rosa Vichcales
Print Name

/s/ Kimela S. Comstock
-------------------------------------
Signature

Kimela S. Comstock
Print Name


                                        WRC PROPERTIES INC.


/s/ Frances L. Cairo                    Signature: /s/ Harry St. Clair
-------------------------------------              -----------------------------
Signature                               Name: HARRY ST. CLAIR
                                        Title: ASSISTANT SECRETARY
Frances L. Cairo                        Date: 10/29/01
Print Name


/s/ Pauline Osborne-Ellis
-------------------------------------
Signature

Pauline Osborne-Ellis
Print Name